EXHIBIT 99.1

NEWS RELEASE

100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067

NOBLE ENERGY ANNOUNCES FULL YEAR AND
FOURTH QUARTER 2004 RESULTS
Net Income Up over 300 Percent over 2003

HOUSTON (February 22, 2005) — Noble Energy, Inc. (NYSE: NBL) today reported full year and fourth quarter 2004 results. For the full year 2004, net income was a record $328.7 million, or $5.64 per share. Discretionary cash flow (see Schedule 2, Determination of Discretionary Cash Flow and Reconciliation schedule) for the year reached an all time high of $808.9 million. For the fourth quarter 2004, the company reported net income of $87.4 million, or $1.48 per share, and discretionary cash flow was $191.6 million.

Financial and operating highlights for 2004 include:

•	Record discretionary cash flow of $808.9 million

•	Record net income of $328.7 million

•	Daily equivalent production increase of 16 percent versus last year

•	Production replacement was 297 percent

•	Ticonderoga deepwater discovery in the Gulf of Mexico

•	Commencement of natural gas sales in Israel

•	Phase 2A startup in Equatorial Guinea

Full year and fourth quarter 2004 income from continuing operations included pretax, non-cash special charges of $13.7 million ($8.5 million after tax), which included a pretax gain of $4.4 million for asset exchanges in the North Sea, and charges of $9.9 million and $8.2 million, respectively, for the impairment of certain domestic oil and gas assets and the recognition of certain insurance accruals based on prior loss experience.

Discontinued operations reported net income of $0.5 million for the quarter, or one cent per share. Net income from discontinued operations included a pretax, non-cash gain of $0.8 million ($0.5 million after tax) on the disposition of assets. For the year, discontinued operations reported net income of $14.9 million, or 25 cents per share, including a pretax, non-cash gain of $15.0 million ($9.8 million after tax) on the disposition of assets.

Excluding the effects of special charges (including impairments, recognition of certain insurance liabilities and gains on asset exchanges), Noble Energy’s adjusted net income for the full year 2004 would have been $337.2 million, or $5.79 per share. For the fourth quarter 2004, adjusted net income would have been $95.9 million, or $1.63 per share, excluding special charges. (See Schedule 7, Table 1, Determination of Non-GAAP Measures.)

Charles Davidson, Noble Energy’s Chairman, President and CEO, said, “This past year was one of the most significant in Noble Energy’s long history. We set new records for cash flow and earnings, and production was up a considerable 16 percent over last year. In addition, we added new reserves of 116 million barrels of oil equivalent (MMBoe), excluding sales, which resulted in the replacement of 297 percent of our 2004 production and led to overall growth in reserves of 15 percent over 2003. Our international business contributed significantly, transforming the company with new production in Israel and Equatorial Guinea. These projects also have the potential to contribute added production growth in the near term. Also during the year, we advanced three deepwater projects that will add substantial new production through 2006. Finally, in December we announced an agreement to acquire Patina Oil & Gas that, when completed, would add significant depth and balance to our company. The hard work of all of Noble Energy’s employees over the past several years has resulted in a new company that is positioned to continue generating substantial growth for the foreseeable future.”

Full Year 2004
Excluding special charges, full year 2004 adjusted net income was $337.2 million, or $5.79 per share, compared to adjusted net income of $149.0 million, or $2.62 per share, for the same period last year. Discretionary cash flow for 2004 was $808.9 million compared to last year’s $638.9 million.

The year-on-year increase in net income and discretionary cash flow resulted primarily from higher production volumes and realized commodity prices, which accounted for approximately 90 percent of the increase. Higher income from methanol sales and lower exploration expenses also contributed to the improved results.

The increase in realized prices had the greatest impact on earnings and cash flow, accounting for 51 percent of the year-on-year increase. Realized liquids prices increased 25 percent year-on-year to $34.53 per barrel (Bbl) compared to $27.72 per Bbl last year. The company’s average realized natural gas price increased 15 percent to $4.74 per thousand cubic feet (Mcf) from $4.13 per Mcf last year. Compared to 2003, realized methanol prices and Ecuador power prices increased by six percent and five percent, respectively.

Reported production from continuing operations for the year increased 16 percent to 106,536 barrels of oil equivalent per day (Boepd) from 92,116 Boepd. The increase in production accounted for 39 percent of the year-on-year improvement in earnings and discretionary cash flow. International volumes increased 12,098 Boepd, or 37 percent, compared to last year, primarily because of increased production in Equatorial Guinea and the commencement of natural gas sales in Israel. Domestic production increased 2,322 Boepd, or four percent, primarily because of increased offshore oil production.

As a result of Hurricane Ivan, approximately 1,870 Boepd of production was shut in for the year. Had it not been for this shut in production company-wide and domestic production would have shown 18 percent and seven percent increases, respectively, over last year.

Exploration expense declined $31.8 million to $117.0 million compared to $148.8 million last year. Last year’s exploration expense included a pretax charge of $20.2 ($5.9 million after tax) to write off Noble Energy’s investment in Vietnam. Lower dry hole expense also contributed to lower overall exploration expense.

Selling, general and administrative (SG&A) expense for the year was $59.1 million compared to $52.5 million in 2003. The increase in SG&A expense primarily reflects professional fees associated with the implementation of Sarbanes-Oxley and increased salaries and bonuses. The higher costs were more than offset by increased production, which resulted in SG&A declining four cents per barrel of oil equivalent (BOE) from 2003.

Oil and gas lease operating expense for 2004 was $158.7 million compared to $123.1 million last year. The increase in oil and gas operating expense was primarily due to new operations in Israel, increased production after the start-up of Phase 2A in Equatorial Guinea and new production in the Gulf of Mexico. Other factors affecting oil and gas lease operating expense included increased service costs and workovers. On a unit of production basis, lease operating costs excluding workover expenses increased 17 cents or five percent.

Depreciation, Depletion and Amortization (DD&A) was flat compared with 2003 at $309 million. However, on a unit of production basis, DD&A declined 14 percent, averaging $7.92 per BOE in 2004 compared with $9.20 per BOE in 2003. The decline in DD&A per BOE was due to the continuing increase in lower cost international volumes.

Fourth Quarter 2004
Excluding special charges, fourth quarter 2004 net income was $95.9 million, or $1.63 per share, compared to fourth quarter 2003 adjusted net income of $35.4 million, or 62 cents per share, an increase of 171 percent. Discretionary cash flow for the fourth quarter 2004 increased to $191.6 million compared to $171.5 million last year.

The quarter-on-quarter increase in net income and discretionary cash flow resulted primarily from higher production volumes and realized commodity prices, which accounted for 72 percent of the increase. Higher income from methanol sales, lower exploration expenses and lower impairments of operating assets also contributed to the improved results.

The increase in realized prices had the greatest impact on earnings and cash flow, accounting for 54 percent of the quarter-on-quarter increase. Realized liquids prices increased 37 percent to $38.77 per Bbl compared to $28.22 per Bbl for the same period last year. The company’s average realized natural gas price increased 28 percent to $5.07 per Mcf from $3.96 per Mcf for the fourth quarter last year. Realized methanol prices averaged a record high 74 cents per gallon (Gal) for the fourth quarter, a 23 percent increase compared to last year. Power prices in Ecuador reached a record high, increasing 40 percent over the fourth quarter 2003 to 10.1 cents per kilowatt hour (Kwh).

Reported fourth quarter 2004 production, net of adjustments for discontinued operations, increased one percent to 105,996 Boepd compared to third quarter 2004 production of 104,467 Boepd. During the fourth quarter, production from the Main Pass area in the Gulf of Mexico remained shut in as a result of damage incurred from Hurricane Ivan. Such estimated shut-in production totaled 3,500 Boepd during the fourth quarter 2004 as compared to 2,900 Boepd during the third quarter. The company has insurance coverage available to cover losses associated with Hurricane Ivan, which is expected to be sufficient to cover all expected repairs.

Reported fourth quarter 2004 production volumes increased 11 percent from 95,070 Boepd for the same period last year. The increase in volumes was primarily attributable to the start-up of the company’s natural gas project in Israel and the ramp up resulting from the Phase 2A condensate expansion in Equatorial Guinea.

DOMESTIC OPERATIONS – FOURTH QUARTER 2004

Domestic operations reported pre-tax operating income for the fourth quarter of $70.1 million, an increase of $113.8 million compared to an operating loss of $43.7 million for the fourth quarter last year. Excluding non-cash special charges, fourth quarter 2004 domestic operating income would have been $87.2 million. (See Schedule 7, Table 2, Determination of Non-GAAP Measures.) In 2003, domestic operating income excluding one-time non-cash charges was $34.0 million.

Domestic operations benefited from higher realized prices for liquids and natural gas during the quarter, which increased 32 percent and 51 percent, respectively, compared to the fourth quarter of 2003. The average domestic realized liquids price was $35.66 per Bbl compared to $27.08 per Bbl during the fourth quarter of 2003. The average domestic realized natural gas price was $6.69 per Mcf compared to $4.44 per Mcf last year.

During 2004, Noble Energy participated in 130 gross domestic exploration and development wells, of which 104 were successful. Noble Energy’s domestic onshore operations were active during the year, drilling 111 exploration and development wells with 94 successes.

Based on the results of successful infill pilot projects drilled during 2004, regulatory approval for 40-acre drilling density was granted for development of the Niobrara formation in northeast Colorado.

Noble Energy plans to drill up to 235 wells in the Niobrara Trend in 2005. The 2005 program is now underway with three drilling rigs (two operated and one non-operated) currently operating in the area.

During the fourth quarter, the company continued to make progress on three large deepwater developments:

•	Swordfish (Viosca Knoll 917, 961 and 962) — well completions have been finished, with production expected to commence from three wells in the second quarter of 2005 at an initial rate of 10,000 Boepd, net. Noble Energy has a 60 percent working interest in Swordfish.

•	Lorien (Green Canyon 199) — an appraisal well is currently underway, with production expected to commence early in 2006 at an initial rate of over 12,000 Boepd, net. Noble Energy has a 60 percent working interest in Lorien.

•	Ticonderoga (Green Canyon 768 #1) — successful exploration results were announced in April, with production expected to commence by mid-2006 at an initial rate of 10,000 to 12,000 Boepd, net. Noble Energy has a 50 percent working interest in Ticonderoga.

INTERNATIONAL OPERATIONS – FOURTH QUARTER 2004

International operations reported operating income for the fourth quarter of $99.6 million, an increase of 285 percent compared to $25.9 million in the fourth quarter last year. Excluding the gain from the asset exchanges in the North Sea, fourth quarter 2004 international operating income would have been $95.2 million. (See Schedule 7, Table 3, Determination of Non-GAAP Measures.)

Fourth quarter 2004 results reflected a 44 percent year-on-year increase in production volumes, higher realized commodity prices and operating income from Israel. Fourth quarter 2003 results included a pre-tax non-cash charge of $20.2 million to write off the company’s investment in Vietnam.

The quarter-on-quarter increase in international operating income reflects increased production and higher commodity prices. Realized prices for liquids and natural gas during the quarter increased 41 percent and 34 percent, respectively, compared to the fourth quarter of 2003. The average international realized liquids price was $41.16 per Bbl compared to $29.24 per Bbl during the fourth quarter of 2003. The average international realized natural gas price, excluding Ecuador, which is eliminated as inter-company sales, was $2.02 per Mcf compared to $1.51 per Mcf during the fourth quarter of 2003. The increase in realized international natural gas prices was primarily due to new natural gas sales in Israel and higher realized prices in the North Sea.

During 2004, Noble Energy participated in 95 gross international exploration and development wells, of which 92 were successful.

Equatorial Guinea
Total operating income in Equatorial Guinea, which includes results from field operations and methanol, for the fourth quarter of 2004 increased 147 percent to $55.6 million compared to $22.5 million last year.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $30.5 million, or 55 percent, of operating income from Equatorial Guinea. Fourth quarter 2004 production volumes averaged 20,602 Boepd compared to 13,266 Boepd last year. The increase in production was due to the continued ramp-up of the Phase 2A expansion project, which began producing in November 2003. The average realized price for liquids during the fourth quarter was $42.14 per Bbl compared to $29.00 per Bbl for the same period last year. Natural gas was sold to the Atlantic Methanol Production Company (AMPCO) at a price of 25 cents per Mcf.

AMPCO, an unconsolidated subsidiary in which the company owns a 45 percent interest, produced a record high $25.1 million of operating income, net to Noble Energy’s interest, during the fourth quarter 2004, which included $7.4 million of deferred income tax benefits. AMPCO results are reported as income from unconsolidated subsidiaries. Fourth quarter realized methanol prices were 74 cents per Gal compared to 60 cents per Gal last year. The company’s share of AMPCO methanol sales volumes reached a new high of 37.8 million Gal compared to last year’s 29.3 million Gal.

North Sea
In the North Sea, operating income for the fourth quarter of 2004 increased 52 percent to $23.4 million from $15.4 million last year. During the fourth quarter, Noble Energy recognized a gain of $4.4 million for asset exchanges in which Noble Energy traded its interest in the Tweedsmuir development project and the Buchan and Hannay fields to Talisman Energy, Inc. for an interest in the currently producing MacCulloch field. Buchan and Hannay combined had proved reserves of 2.2 MMBoe and were producing 1,300 Boepd, net. MacCulloch added 4.0 MMBoe of proved reserves and 1,800 Boepd of net production.

Israel
Fourth quarter operating income was $9.8 million. Lease operating expense averaged 41 cents per Mcf compared to 32 cents per Mcf in the third quarter of 2004. The increase in the unit rate reflects lower seasonal sales volumes.

Natural gas production, net to Noble Energy, averaged 60.0 million cubic feet per day (MMcfpd) for the fourth quarter. Ultimate gross production under the contract with the Israel Electric Corporation is planned to average 170 MMcfpd (70 MMcfpd net). Noble Energy has a 47 percent working interest in this project.

Argentina, China and Ecuador
Other international, which includes operating results from Argentina, China and Ecuador, recorded fourth quarter 2004 operating income of $10.8 million compared to an operating loss of $11.4 million for fourth quarter last year. The operating loss in 2003 resulted from the write-off of Noble Energy’s investment in Vietnam, which was partially offset by operations in China and Ecuador.

Noble Energy’s Machala power plant contributed $4.5 million of operating income during the fourth quarter 2004 compared to $2.3 million for the same period last year. Plant fuel and other operating costs increased $4.2 million compared to the fourth quarter of 2003. The increase reflects additional collection allowances resulting from higher power prices. For the quarter, 201,133 megawatt hours (Mwh) were produced at an average sales price of 10.1 cents per Kwh. For the fourth quarter 2004, Noble Energy produced 22.7 MMcfpd of natural gas from the Amistad field.

In China, fourth quarter operating income was $7.7 million. Net production in China averaged 4,448 barrels of oil per day for the fourth quarter. Net production in Argentina averaged 2,314 Boepd for the fourth quarter.

Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.

This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission (“SEC”) filings.

In connection with the proposed merger (the “Merger”), Noble Energy and Patina Oil & Gas Corporation (“Patina”) filed with the SEC on January 25, 2005, a joint proxy statement/prospectus on Form S-4 that contains important information about the Merger. These materials are not yet final and will be amended. Investors and security holders of Noble Energy and Patina are urged to read the joint proxy statement/prospectus filed, and any other relevant materials filed by Noble Energy or Patina because they contain, or will contain, important information about Noble Energy, Patina and the Merger. The preliminary materials filed on January 25, 2005, the definitive versions of these materials and other relevant materials (when they become available) and any other documents filed by Noble Energy or Patina with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Noble Energy may be obtained free of charge from Noble Energy’s website at www.nobleenergyinc.com. The documents filed with the SEC by Patina may be obtained free of charge from Patina’s website at www.patinaoil.com.

Noble Energy, Patina and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Noble Energy and Patina in favor of the acquisition. Information about the executive officers and directors of Noble Energy and their ownership of Noble Energy common stock is set forth in the proxy statement for Noble Energy’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Information about the executive officers and directors of Patina and their ownership of Patina common stock is set forth in the proxy statement for Patina’s 2004 Annual Meeting of Stockholders, which was filed with the SEC in April 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Noble Energy, Patina and their respective executive officers and directors in the acquisition by reading the joint proxy statement/prospectus regarding the acquisition, which is included in the Registration Statement on Form S-4 filed by Noble Energy with the SEC on January 25, 2005.

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SCHEDULE 1

NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF RESULTS
(Unaudited) (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
REVENUES
Oil and Gas Sales and Royalties	$320,792	$214,869	$1,174,199	$839,144 .
Gathering, Marketing and Processing	11,955	13,501	49,250	68,158
Electricity Sales	20,258	16,661	58,627	58,022
Income From Unconsol. Subs.	25,147	7,436	69,100	40,626

	378,152	252,467	1,351,176	1,005,950

COST AND EXPENSES
Lease Operating Expense	45,598	31,947	158,695	123,114
Production and Ad Valorem Taxes	7,565	4,518	28,022	22,722
Transportation	6,735	4,109	18,553	14,679
Oil and Gas Exploration	34,901	53,259	117,001	148,818
Gathering, Marketing and Processing	7,707	10,424	37,699	59,114
Electricity Generation	15,754	14,407	47,788	50,846
Depreciation, Depletion and Amortization	74,490	82,712	308,855	309,343
Impairment of Operating Assets	9,885	31,937	9,885	31,937
Selling, General and Administrative	17,573	11,397	59,091	52,466
Accretion of Asset Retirement Obligation	2,272	2,316	9,352	9,331
Interest Expense	12,655	14,748	61,628	61,111
Interest Capitalized	(3,746)	(4,557)	(13,401)	(14,134)
Other Expense/(Income)	4,145	(284)	(8,033)	(5,036)

	235,534	256,933	835,135	864,311

INCOME (LOSS) BEFORE INCOME TAXES	142,618	(4,466)	516,041	141,639
INCOME TAX PROVISION (BENEFIT)
Current	79,688	(3,098)	182,311	42,975
Deferred	(24,007)	(1,172)	19,880	8,772

	55,681	(4,270)	202,191	51,747

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	86,937	(196)	313,850	89,892
DISCONTINUED OPERATIONS (NET OF TAX)	507	(20,854)	14,860	(6,061)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX				(5,839)

NET INCOME (LOSS)	87,444	(21,050)	328,710	77,992

INCOME PER SHARE BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$1.47	$0.00	$5.39	$1.58
INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$0.01	$(0.37)	$0.25	$(0.11)
LOSS PER SHARE FROM CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE				$(0.10)

NET INCOME (LOSS) PER SHARE	$1.48	$(0.37)	$5.64	$1.37

AVERAGE SHARES OUTSTANDING	58,888	56,816	58,275	56,964

SCHEDULE 2

NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
(Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
Net Income	$87,444	$(21,050)	$328,710	$77,992
Depreciation, Depletion and Amortization (DD&A)	74,490	82,712	308,855	309,343
Power Project DD&A	4,189	7,937	19,550	27,116
Oil and Gas Exploration	34,901	53,259	117,001	148,818
Interest Capitalized	(3,746)	(4,556)	(13,401)	(14,134)
Undistributed Earnings From Unconsol. Subs.	(25,147)	(7,436)	(69,100)	(40,626)
Distribution/Dividends From Unconsol. Subs.	16,394	8,550	66,363	46,125
DD&A — Discontinued Operations				28,762
Change in Accounting Principle, net of tax				5,839
Deferred Income Tax Provision (Benefit)	(25,023)	(19,414)	25,450	(34,855)
Accretion of Asset Retirement Obligation	2,272	2,316	9,352	9,331
Impairments	9,885	31,937	9,885	31,937
Non-cash Loss on Asset Disposition	(817)	45,835	(14,996)	59,171
Allowance for Doubtful Accounts	5,002	(250)	7,335	4,686
Other	11,713	(8,310)	13,904	(20,609)

DISCRETIONARY CASH FLOW [1]	$191,557	$171,530	$808,908	$638,896
Adjustments to Reconcile:
Working Capital	$13,878	$(24,861)	$(32,712)	$(24,910)
Cash Exploration Costs	(22,381)	(20,697)	(51,529)	(51,801)
Capitalized Interest	3,746	4,557	13,401	14,134
Deferred Tax, Misc. Credits and Other	(9,497)	(10,314)	(37,751)	26,451

Net Cash Provided by Operating Activities	$177,303	$120,215	$700,317	$602,770

[1]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited) (In thousands)

	12/31/2004	12/31/2003
ASSETS
Current Assets	$759,283	$478,387

Property, Plant and Equipment	4,349,268	3,924,987
Less: Accumulated Depreciation	(2,016,318)	(1,825,246)

	2,332,950	2,099,741
Investment In Unconsol. Subs.	231,795	227,669
Other	121,623	36,852

	$3,445,651	$2,842,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$649,850	$654,718
Long-term Debt	880,256	776,021
Deferred Income Taxes, Other Deferred Credits and Noncurrent Liabilities	452,491	338,337
Shareholders’ Equity	1,463,054	1,073,573

	$3,445,651	$2,842,649

SCHEDULE 3

NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

Three Months Ended 12/31/04

				Equatorial		Other		Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$160,967	$64,442	$24,468	$49,041	$—	$23,016		$—
Gas Sales [3]	159,825	137,730	5,613	1,105	15,357	20
Gathering, Marketing and Processing Revenue	11,955							11,955
Electricity Sales	20,258					20,258
Income from Unconsolidated Subsidiaries	25,147			25,147

Total Revenues	378,152	202,172	30,081	75,293	15,357	43,294		11,955
COSTS AND EXPENSES
Lease Operating	45,598	28,948	2,961	7,320	2,243	4,235		(109)
Production & Ad Valorem Taxes	7,565	5,014				2,551
Transportation	6,735		3,841			2,894
Oil and Gas Exploration	34,901	23,689	1,360	7,056	320	1,598		878
Gathering, Marketing and Processing Expense	7,707							7,707
Electricity Generation	15,754					15,754
DD&A	74,490	55,787	3,818	5,102	2,594	5,039		2,150
Impairment of Operating Assets	9,885	9,885
SG&A	17,573	5,135		71				12,367
Accretion Expense	2,272	1,955	254	6	35	22
Interest Expense (net)	8,909							8,909
Other Expense/(Income) net	4,145	2,437	(5,535)	111	316	568		6,248

Total Costs and Expenses	235,534	132,850	6,699	19,666	5,508	32,661		38,150
OPERATING INCOME (LOSS)	$142,618	$69,322	$23,382	$55,627	$9,849	$10,633		$(26,195)
Discontinued Operations	780	780

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$143,398	$70,102	$23,382	$55,627	$9,849	$10,633		$(26,195)

Key Statistics
Daily Production
Liquids (Bbl)	45,133	19,640	6,121	12,649		6,723
Natural Gas (Mcf)	365,179	223,713	10,731	47,717	60,044	22,974	[3]
Average Realized Price
Liquids	$38.77	$35.66	$43.45	$42.14		$37.21
Natural Gas	$5.07	$6.69	$5.69	$0.25	$2.78	$0.93

Three Months Ended 12/31/03

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$105,311	$47,743	$21,625	$20,172	$—	$15,771	$—
Gas Sales	109,558	102,759	5,981	787		31
Gathering, Marketing and Processing Revenue	13,501						13,501
Electricity Sales	16,661					16,661
Income from Unconsolidated Subsidiaries	7,436			7,436

Total Revenues	252,467	150,502	27,606	28,395	0	32,463	13,501
COSTS AND EXPENSES
Lease Operating	31,947	20,424	2,532	4,354		3,580	1,057
Production & Ad Valorem Taxes	4,518	3,790				728
Transportation	4,109		2,604			1,505
Oil and Gas Exploration	53,259	30,191	2,287	83	719	19,563	416
Gathering, Marketing and Processing Expense	10,424						10,424
Electricity Generation	14,407					14,407
DD&A	82,712	70,064	5,991	1,223	10	4,446	978
Impairment of Operating Assets	31,937	31,937
SG&A	11,397	3,425		264	5	(256)	7,959
Accretion Expense	2,316	2,087	229
Interest Expense (net)	10,191						10,191
Other Expense/(Income) net	(284)	244	(1,399)		(143)	(150)	1,164

Total Costs and Expenses	256,933	162,162	12,244	5,924	591	43,823	32,189
OPERATING INCOME (LOSS)	$(4,466)	$(11,660)	$15,362	$22,471	$(591)	$(11,360)	$(18,688)
Discontinued Operations	(32,083)	(32,083)
Cumulative Effect of SFAS 143	—	—

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$(36,549)	$(43,743)	$15,362	$22,471	$(591)	$(11,360)	$(18,688)

Key Statistics
Daily Production
Liquids (Bbl)	40,567	19,167	7,928	7,560		5,912
Natural Gas (Mcf)	327,015	251,602	13,992	34,236		27,185 [3]
Average Realized Price
Liquids	$28.22	$27.08	$29.65	$29.00		$29.00
Natural Gas	$3.96	$4.44	$4.65	$0.25		$0.39

SCHEDULE 4

NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

Twelve Months Ended 12/31/04

				Equatorial		Other		Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$573,393	$253,668	$95,655	$138,848	$—	$85,222		$—
Gas Sales [3]	600,806	528,098	19,526	4,221	48,855	106
Gathering, Marketing and Processing Revenue	49,250							49,250
Electricity Sales	58,627					58,627
Income from Unconsolidated Subsidiaries	69,100			69,100

Total Revenues	1,351,176	781,766	115,181	212,169	48,855	143,955		49,250
COSTS AND EXPENSES
Lease Operating	158,695	101,648	11,104	23,936	7,366	15,335		(694)
Production & Ad Valorem Taxes	28,022	21,806				6,216
Transportation	18,553		10,480			8,073
Oil and Gas Exploration	117,001	91,892	11,165	7,214	1,123	2,810		2,797
Gathering, Marketing and Processing Expense	37,699							37,699
Electricity Generation	47,788					47,788
DD&A	308,855	240,058	18,244	14,677	9,058	20,991		5,827
Impairment of Operating Assets	9,885	9,885
SG&A	59,091	15,599		299				43,193
Accretion Expense	9,352	8,021	1,140	6	163	22
Interest Expense (net)	48,227							48,227
Other Expense/(Income) net	(8,033)	(1,555)	(7,258)	428	(943)	1,044		251

Total Costs and Expenses	835,135	487,354	44,875	46,560	16,767	102,279		137,300
OPERATING INCOME (LOSS)	$516,041	$294,412	$70,306	$165,609	$32,088	$41,676		$(88,050)
Discontinued Operations	22,862	22,862

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$538,903	$317,274	$70,306	$165,609	$32,088	$41,676		$(88,050)

Key Statistics
Daily Production Liquids (Bbl)	45,375	21,725	6,718	10,084		6,848
Natural Gas (Mcf)	366,965	240,647	11,286	45,755	48,015	21,262	[3]
Average Realized Price Liquids	$34.53	$31.90	$38.90	$37.62		$34.00
Natural Gas	$4.74	$6.00	$4.73	$0.25	$2.78	$0.75

Twelve Months Ended 12/31/03

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$364,382	$153,891	$81,019	$65,016	$—	$64,456	$—
Gas Sales	474,762	451,476	19,539	3,628		119
Gathering, Marketing and Processing Revenue	68,158						68,158
Electricity Sales	58,022					58,022
Income from Unconsolidated Subsidiaries	40,626			40,626

Total Revenues	1,005,950	605,367	100,558	109,270	0	122,597	68,158
COSTS AND EXPENSES
Lease Operating	123,114	78,410	10,662	16,319		13,758	3,965
Production & Ad Valorem Taxes	22,722	17,850				4,872
Transportation	14,679		9,024			5,655
Oil and Gas Exploration	148,818	94,691	10,503	134	7,825	33,874	1,791
Gathering, Marketing and Processing Expense	59,114						59,114
Electricity Generation	50,846					50,846
DD&A	309,343	254,041	28,219	6,115	40	18,204	2,724
Impairment of Operating Assets	31,937	31,937
SG&A	52,466	15,884		603	5	1,867	34,107
Accretion Expense	9,331	8,449	882
Interest Expense (net)	46,977						46,977
Other Expense/(Income) net	(5,036)	(919)	(1,105)		(127)	816	(3,701)

Total Costs and Expenses	864,311	500,343	58,185	23,171	7,743	129,892	144,977
OPERATING INCOME (LOSS)	$141,639	$105,024	$42,373	$86,099	$(7,743)	$(7,295)	$(76,819)
Discontinued Operations	(9,325)	(9,325)
Cumulative Effect of SFAS 143	(8,983)	(8,983)

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$123,331	$86,716	$42,373	$86,099	$(7,743)	$(7,295)	$(76,819)

Key Statistics
Daily Production
Liquids (Bbl)	36,014	16,084	7,412	6,377		6,141
Natural Gas (Mcf)	336,611	260,560	13,861	39,906		22,284 [3]
Average Realized Price
Liquids	$27.72	$26.21	$29.95	$27.93		$28.75
Natural Gas	$4.13	$4.75	$3.86	$0.25		$0.41

SCHEDULE 5

AMPCO METHANOL OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
REVENUES
Methanol Sales	$28,045	$17,601	$100,815	$79,670
Sales of Purchased Methanol	—	—	708	3,825
Other	10,262	2,443	21,892	8,564

Total Revenues	38,307	20,044	123,415	92,059

COSTS AND EXPENSES
Cost of Goods Manufactured	10,073	9,729	41,988	35,755
Cost of Purchased Methanol	—	—	811	4,157
DD&A	2,282	2,330	9,174	9,420
SG&A	805	549	2,342	2,101

Total Costs and Expenses	13,160	12,608	54,315	51,433

INCOME/(LOSS) FROM UNCONS. SUBS.	$25,147	$7,436	$69,100	$40,626

Methanol Sales (MGal)	37,809	29,269	146,821	122,015
Average Realized Price ($/Gal)	$0.74	$0.60	$0.69	$0.65

ECUADOR POWER OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
REVENUES
Power Sales	$18,646	$14,579	$51,252	$50,378
Capacity Charge	1,612	2,082	7,375	7,644

Total Revenues	20,258	16,661	58,627	58,022

COSTS AND EXPENSES
Field Lease Operating	797	743	2,184	2,903
DD&A	3,141	6,882	15,338	23,200
SG&A	973	721	2,750	2,859
Plant Fuel & Other Operating Costs	8,242	4,012	18,595	14,367
Depreciation	1,048	1,055	4,211	3,917
SG&A	1,553	994	4,710	3,600

Total Costs and Expenses	15,754	14,407	47,788	50,846

OPERATING INCOME (LOSS)	$4,504	$2,254	$10,839	$7,176

Natural Gas Production (Mcfpd) [3]	22,745	26,317	20,875	21,485
Average Natural Gas Price	$3.51	$3.49	$3.15	$3.86

Power Production — Total MW	201,133	232,348	720,300	751,689
Average Power Price ($/Kwh)	$0.101	$0.072	$0.081	$0.077

[1]	Other international includes operations in Argentina, China, Ecuador, Israel and Vietnam.
[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.
[3]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

SCHEDULE 6

NOBLE ENERGY, INC. AND SUBSIDIARIES
DISCONTINUED OPERATIONS SUMMARY
(Unaudited) (In thousands, except per share)

	Year to Date	Three Months Ended
	12/31/2004	12/31/2004	9/30/2004	6/30/2004	3/31/2004
REVENUES
Oil and Gas Sales and Royalties	$12,575	$108	$10	$(265)	$12,722

COST AND EXPENSES
Write down to Market Value & Net Realized (Gain)	(14,996)	(817)	(4,580)	(3,707)	(5,892)
Oil and Gas Operations	4,709	145	404	1,290	2,870
Depreciation, Depletion and Amortization	—	—	—	—	—

	(10,287)	(672)	(4,176)	(2,417)	(3,022)

INCOME BEFORE INCOME TAXES	22,862	780	4,186	2,152	15,744

INCOME TAX PROVISION
Current	2,432	1,290	(118)	(87)	1,347
Deferred	5,570	(1,016)	1,583	840	4,163

	8,002	274	1,465	753	5,510

NET INCOME (LOSS)	$14,860	$506	$2,721	$1,399	$10,234

KEY STATISTICS:
Daily Production
Liquids (Bbl)	225	1	(3)	(87)	996
Natural Gas (Mcf)	4,429	—	(56)	(1,013)	18,887

Average Realized Price
Liquids ($/Bbl)	$33.96	$28.69	$62.46	$26.33	$33.39
Natural Gas ($/Mcf)	$6.03	$—	$(5.77)	$0.60	$5.64

	Year to Date	Three Months Ended
	12/31/2003	12/31/2003	9/30/2003	6/30/2003	3/31/2003
REVENUES
Oil and Gas Sales and Royalties	$106,339	$20,036	$26,667	$26,716	$32,920

COST AND EXPENSES
Write down to Market Value & Net Realized Loss		59,171	45,835	8,422	4,914
Oil and Gas Operations	27,731	6,283	5,005	8,119	8,324
Depreciation, Depletion and Amortization	28,762	1	7,780	8,668	12,313

	115,664	52,119	21,207	21,701	20,637

INCOME (LOSS) BEFORE INCOME TAXES	(9,325)	(32,083)	5,460	5,015	12,283

INCOME TAX PROVISION (BENEFIT)
Current	37,219	7,013	24,152	1,755	4,299
Deferred			(40,483)	(18,242)	(22,241)

	(3,264)	(11,229)	1,911	1,755	4,299

NET INCOME (LOSS)	$(6,061)	$(20,854)	$3,549	$3,260	$7,984

KEY STATISTICS:
Daily Production
Liquids (Bbl)	4,106	2,772	4,091	4,724	4,859
Natural Gas (Mcf)	32,823	30,757	34,396	32,834	33,318

Average Realized Price
Liquids ($/Bbl)	$27.71	$27.89	$28.11	$25.39	$29.56
Natural Gas ($/Mcf)	$5.41	$4.57	$5.08	$5.29	$6.67

SCHEDULE 7

NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF NON-GAAP MEASURES
(Unaudited) (In thousands)

Table 1.

Reconciliation of Consolidated Net Income to Adjusted Net Income
	Three Months	Twelve Months
	Ended	Ended
	12/31/2004	12/31/2004
Net Income	$87,444	$328,710
Plus After-tax Adjustments to Reconcile:
Gain on Asset Exchanges	(2,600)	(2,600)
Impairment of Operating Assets	6,100	6,100
Insurance Accruals	5,000	5,000

Adjusted Net Income*	$95,944	$337,210

Table 2.

Reconciliation of Domestic Operating Income to Adjusted Domestic Operating Income
Three Months
Ended
12/31/2004
Domestic Operating Income After Discontinued Operations	$70,102
Plus Pretax Adjustments to Reconcile:
Impairment of Operating Assets	9,885
Insurance Accruals	8,017
Realized Gain on Asset Sales	(817)

Adjusted Domestic Operating Income*	$87,187

Table 3.

Reconciliation of International Operating Income to Adjusted International Operating Income
Three Months
Ended
12/31/2004
International Operating Income	$99,624
Plus Pretax Adjustments to Reconcile:
Gain on Asset Exchanges	(4,400)

Adjusted International Operating Income*	$95,224

*	The tables above reconcile various non-GAAP measures to GAAP measures of net income, and operating income. While these various measures are not GAAP measures of financial performance, management believes they are good tools for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors, adjustments to GAAP measures for special, non-cash charges are typically made to establish a basis to evaluate a company’s performance relative to prior periods and their peers.